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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2003

MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (773) 961-2222

Item 5.    Other Events and Regulation FD Disclosure.

        On May 7, 2003, Midway Games Inc. issued a press release announcing the appointment of David F. Zucker as chief executive officer and president, replacing Neil D. Nicastro, who will continue as Chairman of the Board. A copy of the press release is attached to this report as Exhibit 99.1. Exhibit 99.1 is incorporated herein by this reference.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits
	Exhibits	Description
	10.1	Executive Employment Agreement made as of the 6th day of May, 2003, by and between Midway Games Inc. and David Zucker.
	10.2	Stock Option Agreement made as of the 6th day of May, 2003, by and between Midway Games Inc. and David Zucker.
	10.3	Stock Option Agreement under 2002 Stock Option Plan made as of the 6th day of May, 2003, by and between Midway Games Inc. and David Zucker.
	10.4	Restricted Stock Agreement made and entered into as of the 6th day of May, 2003, by and between Midway Games Inc. and David Zucker.
	10.5	Severance Agreement dated as of the 6th day of May, 2003, by and between Midway Games Inc. and Neil D. Nicastro.
	99.1	Press Release of Midway Games Inc. dated May 7, 2003.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
May 7, 2003	By:	/s/ DEBORAH K. FULTON Deborah K. Fulton Senior Vice President, Secretary, and General Counsel

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Exhibit Index

Exhibits	Description
10.1	Executive Employment Agreement made as of the 6th day of May, 2003, by and between Midway Games Inc. and David Zucker.
10.2	Stock Option Agreement made as of the 6th day of May, 2003, by and between Midway Games Inc. and David Zucker.
10.3	Stock Option Agreement under 2002 Stock Option Plan made as of the 6th day of May, 2003, by and between Midway Games Inc. and David Zucker.
10.4	Restricted Stock Agreement made and entered into as of the 6th day of May, 2003, by and between Midway Games Inc. and David Zucker.
10.5	Severance Agreement dated as of the 6th day of May, 2003, by and between Midway Games Inc. and Neil D. Nicastro.
99.1	Press Release of Midway Games Inc. dated May 7, 2003.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
Exhibit Index